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                                                                  EXHIBIT B


                           [Form of Right Certificate]


     Certificate No. W-                                       ______ Rights


          NOT EXERCISABLE AFTER MARCH 22, 2004 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $.01 PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT (AS DEFINED BELOW). UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.



                                Right Certificate
                              GREYHOUND LINES, INC.

               This certifies that                   , or registered
     assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of April 8, 1997 (the "Rights Agreement") between GREYHOUND LINES, INC., a Delaware corporation (the "Company"), and MELLON SECURITIES TRUST COMPANY, a New York corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on March 22, 2004 at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights







































                                       B-
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     Agent, in East Hartford, Connecticut one one-thousandth (1/1,000) of a fully paid nonassessable share of Series A Junior Preferred Stock (the "Preferred Stock") of the Company at a purchase price of $35.00 as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.
               As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.
               This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.


















































                                       B-
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               This Right Certificate, with or without other Right
     Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
               Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option or under certain other circumstances at a redemption price of $.01 per Right.
               No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Company may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.
               No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any



















































                                       B-
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     purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
               This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.



























































                                       B-
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               WITNESS the facsimile signature of the proper officers of
     the Company and its corporate seal.  Dated as of _____________, ____.

     ATTEST:                            GREYHOUND LINES, INC.



                                        By
     -------------------------            -------------------------------
     Secretary                             Title:


     Countersigned:

     MELLON SECURITIES TRUST COMPANY



     By
       -----------------------
       Authorized Signature





















































                                       B-
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                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT
                               ------------------
                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


               FOR VALUE RECEIVED
                                  -----------------------------------------
     hereby sells, assigns and transfers unto
                                              -----------------------------

                  (Please print name and address of
transferee)----------------------------------------------------------------

     ----------------------------------------------------------------------
     Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
             --------------------------------------------------------------
     attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
     Dated: ________________, ____.


                                        Signature--------------------------
     Signature Guaranteed:
















































                                       B-
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                                   Certificate
                                   -----------

               The undersigned hereby certifies by checking the appropriate boxes that:
               (1)  this Right Certificate [  ] is [    ] is not being
     sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and
               (2)  after due inquiry and to the best knowledge of the
     undersigned, it [        ] did [        ] did not acquire the Rights
     evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

     Dated: ____________, ____          Signature---------------------------


                                     NOTICE
                                     ------
               The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.




















































                                       B-
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                          FORM OF ELECTION TO PURCHASE
                          ----------------------------
                      (To be executed if registered holder
                   desires to exercise the Right Certificate.)


     TO GREYHOUND LINES, INC.:

               The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:
     or other identifying number:

Please insert social security
                                 ------------------------------------------

                     (Please print name and address)-----------------------

     ----------------------------------------------------------------------
     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:






















































                                       B-
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     Please insert social securityor other identifying number:
                                 ------------------------------------------

                 (Please print name and address)---------------------------

     ----------------------------------------------------------------------
     Dated: _____________, ____


                                   ----------------------------------------
                                   Signature
                                   (Signature must conform in all
                                   respects to name of holder as
                                   specified on the fact of this
                                   Right Certificate)

     Signature Guaranteed:



     ----------------------





















































                                       B-
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